Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado  80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Green Living Concepts Inc. on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated August 17, 2012, on the consolidated balance sheets of Green Living Concepts Inc. as at March 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the year ended March 31, 2012, the period from April 26, 2010 (inception) through March 31, 2011, and for the period from April 26, 2010 (inception) through March 31, 2012.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

Aurora, Colorado                                                              /s/RONALD R. CHADWICK, P.C.

August 31, 2012                                                                 Ronald R. Chadwick, P.C.